Exhibit 10.5

FORM OF DIRECTOR NOMINATION AGREEMENT

DIRECTOR NOMINATION AGREEMENT, dated as of [    ], 2014 (this “Agreement”), by and among Green Bancorp, Inc., a Texas corporation (the “Company”) and the entities listed under the headings “FFL Group”, “Harvest Group” and “Pine Brook Group” on Schedule A hereto (each, respectively, an “Investor Group”, which respective terms shall include Affiliates of the foregoing who receive any shares of Common Stock (as defined below) from any entity comprising a part of such respective Investor Group).

WHEREAS, the Company has determined that it is in its best interests to effect an initial public offering (“IPO”) of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); and

WHEREAS, in connection with the IPO, the Company desires to agree with each of the Investor Groups, severally and not jointly, desire to enter into this Agreement with the Company, setting forth certain rights and obligations with respect to the nomination of directors to the Board of Directors of the Company (the “Board”) and other matters relating to the Board and boards of directors of subsidiaries of the Company from and after the IPO.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1               Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

“Bank” means Green Bank N.A., a nationally chartered commercial bank, or any successor thereof.

“Bank Board” means the Board of Directors of the Bank in office at the applicable time.

“Bylaws” means the Amended and Restated By-Laws of the Company, as may be amended from time to time.

“Certificate of Formation” means the Amended and Restated Certificate of Formation of the Company, as may be amended from time to time.

“Original Amount” means, as it relates to any Investor Group, the aggregate number of shares of Common Stock held by such Investor Group (or any of its Affiliates) on the date hereof

(prior to giving effect to the sale of shares to be effected pursuant to the IPO), as such number may be adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar changes in the Company’s capitalization.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Subsidiary” means, of any Person, any other Person (a) in which it directly or indirectly owns at least 50% of such Person’s voting capital securities, (b) with which it is required to be consolidated under U.S. generally accepted accounting principles.

Section 2               Board Number; Board Nomination.

(a)        For so long as the FFL Group beneficially owns a number of shares of Common Stock that represents at least the lesser of 25% of the Original Amount of the FFL Group (as such number may be adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar changes in the Company’s capitalization) or 4.9% of the shares of Common Stock and other securities of the Company entitled to vote together with the Common Stock as a single class of all matters with respect to which the Common Stock is entitled to vote, the Company shall, and shall use its best efforts to cause the Board, whether acting through the Nominating and Corporate Governance Committee of the Board or otherwise, to, include in the slate of nominees recommended to stockholders of the Company (the “Stockholders”) for election as a Class III director at any annual or special meeting of the Stockholders (or, if permitted, by any action by written consent of the Stockholders) at or by which Class III directors of the Company are to be elected, one individual identified in advance by the FFL Group (the “FFL Nominee”).

(b)        For so long as the Harvest Group beneficially owns an amount of Common Stock that represents at least the lesser of 25% of the Original Amount of the Harvest Group (as such number may be adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar changes in the Company’s capitalization) or 4.9% of the shares of Common Stock and other securities of the Company entitled to vote together with the Common Stock as a single class of all matters with respect to which the Common Stock is entitled to vote, the Company shall, and shall use its best efforts to cause the Board, whether acting through the Nominating and Corporate Governance Committee of the Board or otherwise, to, include in the slate of nominees recommended to Stockholders for election as a Class II director at any annual or special meeting of the Stockholders (or, if permitted, by any action by written consent of the Stockholders) at or pursuant to which Class II directors of the Company are to be elected, one individual identified in advance by the Harvest Group (the “Harvest Nominee”).

(c)        For so long as the Pine Brook Group beneficially owns an amount of Common Stock that represents at least the lesser of 25% of the Original Amount of the Pine Brook Group (as such number may be adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar changes in the Company’s capitalization) or 4.9% of the shares of Common Stock and other securities of the Company entitled to vote together with the Common Stock as a single class of all matters with respect to which the Common Stock is entitled to vote, the Company shall, and shall use its best efforts to cause the Board, whether acting through the Nominating and Corporate Governance Committee of the Board or otherwise, to, include in the slate of nominees recommended to Stockholders for election as a Class I director at any annual or special meeting of the Stockholders (or, if permitted, by any action by written consent of the Stockholders) at or pursuant to which Class I directors of the Company are to be elected, one individual identified in advance by the Pine Brook Group (the “Pine Brook Nominee” and together with the FFL Nominee, and the Harvest Nominee, the “Investor Nominees” and each, an “Investor Nominee”).

(d)        The Investor Nominees designated hereunder shall be nominated to serve as a Class I, Class II or Class III director (as defined in the Company’s Certificate of Formation) as the case may be.  The initial term of each Class I, Class II and Class III director shall expire as set forth in the Company’s Certificate of Formation. Vacancies arising through the death, resignation or removal of an Investor Nominee, who was nominated to the Board pursuant to this Section 2, may be filled by the Board only with a replacement Investor Nominee chosen by the relevant Investor Group and the director so chosen shall hold office until the next election for the class of director as the director whose termination of services as a director created such vacancy and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

(e)        The Company shall use its best efforts to ensure that at all times following the date hereof and while this Agreement remains in effect that the Board shall be comprised of Investor Nominees nominated by each Investor Group which is then entitled to nominate an Investor Nominee pursuant to this Section 2 and only such other directors as are then eligible to serve in accordance with this Agreement and are elected or appointed pursuant to applicable law and the Certificate of Formation and Bylaws.  Each Investor Nominee shall be the nominees of the Company and the Nominating and Governance Committee of the Board and the Company shall solicit proxies for each of such nominees to the same extent it does for any other nominees of the Company to the Board.

(f)        Notwithstanding the provisions of this Section 2, any Investor Group shall not be entitled to designate a Person as a nominee to the Board upon a written determination by the Nominating and Corporate Governance Committee of the Company (which determination shall set forth in writing reasonable grounds for such determination) that such Person would not be qualified under any applicable law, rule or regulation to serve as a director of the Company. In such an event, such Investor Group shall be entitled to select a Person as a replacement nominee and the Company shall use its best efforts to cause such Person to be nominated as the Investor Nominee of the relevant Investor Group, as the case may be, at the same meeting (or, if permitted, pursuant to the same action by written consent of the Stockholders) as such initial Person was to be nominated.  Other than with respect to the issue set forth in the preceding sentence, neither the Company nor any other party to this Agreement shall have the right to object to any Investor Nominee.

(g)        So long as an Investor Group holds an amount of Common Stock that represents at least the lesser of 25% of the Original Amount of such Investor Group (as such number may be adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar changes in the Company’s capitalization) or 4.9% of the shares of Common Stock and other securities of the Company entitled to vote together with the Common Stock as a single class of all matters with respect to which the Common Stock is entitled to vote, the Company shall notify such Investor Group in writing of the date on which proxy materials are expected to be mailed by the Company in connection with an election of directors at an annual or special meeting of the Stockholders (and the Company shall deliver such notice at least 60 days (or such shorter period to which any Investor Group consents, which consent need not be in writing) prior to such expected mailing date or such earlier date as may be specified by the Company reasonably in advance of such earlier delivery date on the basis that such earlier delivery is necessary so as to ensure that such nominee may be included in such proxy materials at the time such proxy materials are mailed). The Company shall provide each such Investor Group with a reasonable opportunity to review and provide comments on any portion of the proxy materials relating to the Investor Nominee of such Investor Group or the rights and obligations provided under this Agreement and to discuss any such comments with the Company.

(h)        So long as an Investor Group holds an amount of Common Stock that represents at least 3.0% of the outstanding Common Stock, if such Investor Group shall lose its respective right to nominate an Investor Nominee pursuant to this Agreement by virtue of ceasing to hold the requisite number of shares of Common Stock, such Investor Group shall have the right, exercisable by delivering written notice to the Company, to designate a non-voting observer to attend any meetings of the Board (or committees thereof) and of the Bank Board (or any committee thereof); provided, however, that the chairperson of such meeting shall have the right to cause any non-voting observer to leave any such meeting of the Board (or committee thereof) or the Bank Board for such period as the chairperson of such meeting may specify, including as necessary to comply with rules or regulatory guidance regarding confidential supervisory information. Each such Investor Group shall have the right to remove and replace its non-voting observer at any time and from time to time.  Notice of meetings of the Board (or committees thereof) shall be furnished to each non-voting observer no later than, and using the same form of communication as, notice of meetings of the Board are furnished to directors in accordance with the Bylaws.

(i)         In the event that any Investor Group loses its respective right to nominate an Investor Nominee pursuant to this Agreement by virtue of ceasing to hold the requisite number of shares of Common Stock, such Investor Group shall use its best efforts to cause its Investor Nominee to resign from the Board immediately prior to such time as a replacement director is nominated or elected by the Board or the Company’s stockholders.

(j)         If requested in writing by any Investor Group that holds an amount of Common Stock that represents at least the lesser of 25% of the Original Amount of such Investor Group (as such number may be adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar changes in the Company’s capitalization) or 4.9% of the shares of Common Stock and other securities of the Company entitled to vote together with the Common Stock as a single class of all matters with respect to which the Common Stock is entitled to vote, the Company shall take such actions as shall be necessary in order to appoint or elect one individual designated by such Investor Group to the Bank Board.

(k)        So long as this Agreement shall remain in effect, subject to applicable legal requirements, the Bylaws and the Certificate of Formation and the organizational documents applicable to the Bank Board shall accommodate and be subject to and not in any respect conflict with the rights and obligations set forth herein.

Section 3.              Miscellaneous.

(a)        Avoidance of Cross-Guaranty Liability.  Neither the Company nor any party hereto shall take, permit or allow any action that would cause the Company or any Subsidiary to become a “commonly controlled insured depository institution” (as that term is defined and interpreted for purposes of 12 U.S.C. § 1815(e), as may be amended or supplemented from time to time, and any successor thereto) with respect to any institution that is not a direct or indirect Subsidiary of the Company.  Each party hereto that breaches its obligations under this Section 4(a) or that believes it is reasonably likely to breach such obligation, shall immediately notify the other parties hereto and the Company and shall cooperate in good faith with the Board promptly to take such actions as are necessary to cure or avoid such breach.

(b)        Governing Law. This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas, without giving effect to the choice of law principles thereof.

(c)        Certain Adjustments. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the shares of Common Stock, by combination, recapitalization, reclassification, merger, consolidation or otherwise and the term “Common Stock” shall include all such other securities.

(d)        Enforcement. Each of the parties agrees that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which any party hereto may have. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts in Harris County, Texas for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof. Subject to applicable law, each party hereto hereby consents to service of process made in accordance with Section 4(g).

(e)        Successors and Assigns. Except as otherwise provided herein, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Each party hereto that is a member of an Investor Group may assign its rights and obligations hereunder, in whole or in part, to any other member of such Investor Group in connection with a transfer of shares of Common Stock to such member; provided, however, that each Investor Group shall have the right to designate only one Investor Nominee and one Board observer as set forth in Section 2 hereof, and such rights shall be exercised collectively by the members of such Investor Group.

(f)        Entire Agreement; Termination. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior oral or written (and all contemporaneous oral) agreements or understandings with respect to the subject matter hereof.  This Agreement shall terminate and be of no further force and effect at such time as each Investor Group ceases to beneficially own at least 3.0% of the shares of Common Stock and other securities of the Company entitled to vote together with the Common Stock as a single class of all matters with respect to which the Common Stock is entitled to vote.  This Agreement shall cease to be binding or effective against any Investor Group (except with respect to such Investor Group’s obligations relating to the resignation of its Investor Nominee), and such Investor Group shall cease to have any rights hereunder, at such time as such Investor Group ceases to beneficially own at least 3.0% of the shares of Common Stock and other securities of the Company entitled to vote together with the Common Stock as a single class of all matters with respect to which the Common Stock is entitled to vote.

(g)        Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, as set forth on Schedule B hereto (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof).  All such notices, requests, demands, waivers and other communications shall be deemed to have been received by (w) if by personal delivery, on the day delivered, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.

(h)        Waiver. Waiver by any party hereto of any breach or default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party to assert its or his or her rights hereunder on any occasion or series of occasions.

(i)         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(j)         Headings. The headings to sections in this Agreement are for the convenience of the parties only and shall not control or affect the meaning or construction of any provision hereof.

(k)        Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

(l)         Amendments and Waivers. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived or modified, with and only with an agreement or consent in writing signed by each of the parties hereto who then have rights hereunder pursuant to Section 4(f) hereof.

(m)      Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or Person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

(n)        Third Party Beneficiaries.  This Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF this Agreement has been signed by each of the parties hereto, and shall be effective as of the date first above written.

GREEN BANCORP, INC.

By:
Name:	Manuel J. Mehos
Title:	Chairman and Chief Executive Officer

FRIEDMAN FLEISCHER & LOWE CAPITAL PARTNERS III, L.P.

By:	Friedman Fleischer & Lowe GP III, L.P., the General Partner

By:	Friedman Fleischer & Lowe GP III, LLC, its general partner

By:
Name:
Title: Managing Member

FRIEDMAN FLEISCHER & LOWE PARALLEL FUND III, L.P.

By:	Friedman Fleischer & Lowe GP III, L.P., the General Partner

By:	Friedman Fleischer & Lowe GP III, LLC, its general partner

By:
Name:
Title: Managing Member

FFL INDIVIDUAL PARTNERS III, L.P.

By:	Friedman Fleischer & Lowe GP III, L.P., the General Partner

By:	Friedman Fleischer & Lowe GP III, LLC, its general partner

By:
Name:
Title: Managing Member

FFL EXECUTIVE PARTNERS III, L.P.

By:	Friedman Fleischer & Lowe GP III, L.P., the General Partner

By:	Friedman Fleischer & Lowe GP III, LLC, its general partner

By:
Name:
Title: Managing Member

HARVEST PARTNERS V, L.P.

By:	Harvest Associates V, L.P.

By:
Name:
Title:

HARVEST STRATEGIC ASSOCIATES V, L.P.

By:	Harvest Associates V, LLC

By:
Name:
Title:

PINE BROOK CAPITAL PARTNERS, L.P.

By:	Pine Brook Road Associates, L.P.,
its General Partner

By:	PBRA, LLC,
its General Partner

By:
		Name:	William Spiegel
		Title:	Executive Vice President

PINE BROOK CAPITAL PARTNERS (SSP), L.P.

By:	Pine Brook Road Associates, L.P.,
its General Partner

By:	PBRA, LLC,
its General Partner

By:
		Name:	William Spiegel
		Title:	Executive Vice President

GREEN PB-4, LLC

By:	Pine Brook Road Associates, L.P., as General Partner of Pine Brook Capital Partners (Cayman), L.P., its sole member

	By:	PBRA, LLC, its General Partner

By:
Name:
Title:

SCHEDULE A

Names of Members of Investor Groups

“FFL Group”

Friedman Fleischer & Lowe Capital Partners III, L.P.

Friedman Fleischer & Lowe Parallel Fund III, L.P.

FFL Individual Partners III, L.P.

FFL Executive Partners III, L.P.

“Harvest Group”

Harvest Partners V, L.P.

Harvest Strategic Associates V, L.P.

“Pine Brook Group”

Green PB-4, LLC

Pine Brook Capital Partners, L.P.

Pine Brook Capital Partners (SSP), L.P.

SCHEDULE B

Notice Information

If to the Company:

Green Bancorp, Inc.

4000 Greenbriar

Houston, Texas 77098

Attention: Manuel J. Mehos

Telephone: (713) 275-8220

With copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY  10036

Attention:  Sven G. Mickisch

Telephone:  (212) 735-3000

Fax: (212) 735-2000

If to the FFL Group:

Friedman Fleischer & Lowe, LLC
One Maritime Plaza
22nd Floor
San Francisco, California 94111
Attention:  Cas Schneller
Telephone:  (415) 402-2100
Fax:  (415) 402-2111

With copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attention:  Sven G. Mickisch
Telephone:  (212) 735-3000
Fax:  (212) 735-2000

If to the Harvest Group:

Harvest Partners, LP
280 Park Avenue
25th Floor
New York, New York 10017

Attention:  Stephen Eisenstein
Telephone:  (212) 599-6300
Fax:  (212) 812-0100

With copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attention:  Sven G. Mickisch
Telephone:  (212) 735-3000
Fax:  (212) 735-2000

If to the Pine Brook Group:

Pine Brook Road Partners, LLC
One Grand Central Place
60 East 42nd Street, 50th Floor
New York, New York 10165
Attention:  William Spiegel
Telephone:  (212) 847-4333
Fax:  (212) 847-4334

with a copy to (which copy alone shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attention:  Sven G. Mickisch
Telephone:  (212) 735-3000
Fax:  (212) 735-2000